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                                                                    EXHIBIT 10.3

                      FORM OF STOCK OPTION AWARD AGREEMENT

                        NEW JERSEY RESOURCES CORPORATION

            THIS STOCK OPTION AWARD AGREEMENT (the "Agreement") is made as of______________, between NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Company") and _______________(the "Employee") pursuant to the terms and conditions of the New Jersey Resources Corporation Employee and Outside Director Long-Term Incentive Compensation Plan as amended (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

            THE PARTIES AGREE AS FOLLOWS:

            1. Award of Options. Pursuant to the Plan, the Company hereby awards to Employee options (the "Options") to acquire _____ shares of Company common stock (the "Stock") at the exercise price of $_______ per share (the "Exercise Price"), subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been delivered to the Employee. By signing below, the Employee agrees to be bound by all the provisions of the Plan. The Options granted hereunder are nonqualified stock options.

            2. Vesting Schedule. Subject to Sections 6 and 7 hereof, including the authority of the Committee in its discretion to provide for accelerated vesting, the Options shall vest and become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of
_____________.

            3. Expiration Date. The Options subject to this Agreement shall expire on_______________. (the Expiration Date).

            4. Payment of Exercise Price. The Exercise Price must be paid to the Company at the time of exercise in cash, stock or other consideration as permitted by the Committee at the time of exercise. All transactions are governed by the rules and procedures established by the Committee and to the extent stock or other consideration is used to satisfy the Exercise Price, such stock or other consideration will be valued at Fair Market Value. Fair Market Value will be determined on the date of exercise and must equal the Exercise Price.

            5. Non-transferability. Except to the extent otherwise determined by the Committee, the Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee, during the lifetime of Employee, the Options shall be exercisable only by Employee or Employee's guardian or legal representative.

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            6. Termination of Employment.

                  (a) Except to the extent provided in Section 7 hereof or any employment agreement or severance agreement between Employee and the Company, the provisions of this Section 6 shall apply to the Options upon Employee's termination of employment with the Company and all subsidiaries of the Company ("Termination") for any reason.

                  (b) In the event of Employee's Termination by reason of death, Disability or Retirement, all Options not then vested shall be cancelled, and any and all vested Options shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date or one year after the date of such Termination. In the event of death, the options must be exercised by Employee's estate or designated heirs or assignees.

                  (c) In the event of Employee's Termination for any reason other than as provided in Section 6(b), Options not then vested shall be canceled and any and all vested Options may be exercised in whole or in part at any time prior to the earlier of the Expiration Date or three months after the date of such Termination.

            7. Change of Control. In the event of a Change of Control, any Option that was not previously exercisable and vested shall become fully exercisable and vested at the time of the Change of Control.

            8. Withholding Tax. Employee may be subject to withholding taxes as a result of the exercise or settlement of an Option or other payment in respect of an Option. Unless the Committee permits otherwise, Employee shall promptly pay to the Company in cash all applicable federal, state, local and foreign withholding taxes that the Company, in its discretion, determines is due as a result of each such exercise, settlement or payment. The payment, if any, is due when the amount of such obligation becomes determinable. Unless the Committee otherwise determines, and subject to such rules and procedures as the Committee may establish, Employee may make an election to have shares of Stock withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Company in its discretion determines to be required so to be withheld by the Company upon exercise of an Option, subject to satisfying any applicable requirements for compliance with Section 16(b) of the Securities and Exchange Act of 1934, as amended. Any shares of Stock or other securities so withheld or tendered will be valued as of the date they are withheld or tendered, provided that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

            9. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without regard to conflict of law principles.

            10. A copy of the Plan is attached.

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            IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

                                       NEW JERSEY RESOURCES CORPORATION

                                       By:
                                           ------------------------------------
                                           Laurence M. Downes

            Employee hereby accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

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                                           Employee Name

                                           -----------------------------------
                                           Date

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